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                                                                    EXHIBIT 5.1


                  [LETTERHEAD OF HELLER EHRMAN WHITE & McAULIFFE]


                               September 16, 1999




                                                                     18579-0014

Cathay Bancorp, Inc.
777 North Broadway
Los Angeles, California 90012

                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Cathay Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), that the Company proposes to file on or about September 16, 1999 to register under the Securities Act of 1933 up to a total of 1,075,000 shares (the "Shares") of its common stock, $.01 par value per share. The Shares are issuable upon exercise of options granted or to be granted or awards to be made under the Cathay Bancorp, Inc. Equity Incentive Plan (the "Plan").

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

         (a) The Company's Restated Certificate of Incorporation, as amended to date, certified by the Delaware Secretary of State as of September 8, 1999, and certified to us by an officer of the Company as being true and complete, and in full force and effect as of this date;

         (b) The Company's Restated Bylaws, as amended to date, certified to us by an officer of the Company as being true and complete, and in full force and effect as of this date;



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Cathay Bancorp, Inc.
September 16, 1999
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         (c)      A Certificate of the Company's Secretary (i) attaching records certified to us as constituting all records of proceedings and actions of the Company's Board of Directors (and its duly authorized Equity Incentive Plan Committee) and stockholders relating to the adoption of the Plan and the issuance of any Shares, and (ii) certifying as to certain other factual matters;

         (d)      The Registration Statement;

         (e)      The Plan; and

         (f) A letter from American Stock Transfer and Trust Company, the Company's transfer agent, dated September 7, 1999 as to the number of shares of the Company's common stock outstanding as of September 3, 1999.

         This opinion is limited to the Delaware General Corporation Law (without review of the rules, regulations or case law application to such statute) and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon issuance of the Shares, (iii) the full consideration stated in the Plan is paid for each Share, and (iv) all applicable securities laws are complied with, it is our opinion that when issued by the Company, after payment therefor in the manner provided in the Plan, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.



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Cathay Bancorp, Inc.
September 16, 1999
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                            Very truly yours,

                                            /s/ Heller Ehrman White & McAuliffe